                                                                    EXHIBIT 10.9

                         CONSULTING SERVICES AGREEMENT
                         -----------------------------



     The following confirms the non-exclusive agreement (the "Agreement") between Super Tech Holdings Limited (the "Consultant") and GraphOn Corporation (the "Company") with respect to the provision of consulting services to the Company.

     1.  Term of Agreement. This Agreement is effective as of October 12, 1999,
         -----------------
(the "Effective Date") continuing for a period of three (3) years, and will terminate October 12, 2002, (the "Termination Date") at the close of business unless terminated earlier pursuant to Paragraph 8 of this Agreement. This Agreement may be renewed for an additional similar term at any time upon the mutual written consent of the parties.

     2.  Independent Contractor Status. It is the express intention of the
         -----------------------------
parties to this Agreement that the Consultant is an independent contractor, and is classified by the Company as such for all employee benefit purposes, and is not an employee, agent, joint venturer, or partner of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between the Company and the Consultant.

     3.  Services. Consultant agrees to render consulting services (the
         --------
"Services") to the Company for the term of this Agreement. The Services shall include, but are not limited to, those duties set forth in Exhibit A attached
                                                           ---------
hereto. Consultant shall have the sole discretion to determine the method, means, and location of performing the Services, and that the Company has no right to, and will not, control or determine the method, means, or place of the performance of the Services.

     4.  Employment of Assistants. Should the Consultant, in its sole
         ------------------------
discretion, deem it necessary to employ assistants to aid it in the performance of the Services, the parties agree that the Company will not direct, supervise, or control such assistants to the Consultant in their performance of Services. The parties further agree that such assistants are employed solely by the Consultant, and that Consultant alone is responsible for providing workers' compensation insurance for its employees, for paying the salaries and wages of his employees, and for making all required tax withholdings. Consultant further represents and warrants that it maintains workers' compensation insurance coverage for its employees and acknowledges that it alone has responsibility for such coverage. Any and all sales generated by such assistants shall be counted as sales generated by Consultant.

     5.  Covenants of the Consultant.
         ---------------------------

         a. Consultant shall pay all taxes, withholdings and any other fees or payments required; and Consultant agrees to defend, indemnify and hold Company harmless from any and all claims made by any person, governmental or non-governmental entity alleging failure by Consultant to satisfy any such tax or withholding obligations.

          b. Consultant shall supply all equipment necessary to perform the Services and shall pay all of its expenses incurred in connection with this Agreement.

          c. Consultant shall indemnify and hold the Company harmless from, and shall defend the Company against, any and all loss, liability, damage, claims, demands, or suits and related costs and expenses that arise, directly or indirect]y, from acts or omissions of the Consultant, or from the breach of any term or condition of this Agreement by Consultant or its agents.

     6.   Compensation. Upon signing of the agreement, Consultant will be
          ------------
granted options according to Exhibit B upon completion of Services as per
                             ---------
Exhibit A. Completion of Services is determined upon actual receipt of cash
---------
payment to Company. The foregoing payments are Consultant's sole compensation for rendering Services to the Company. The parties agree that the Company shall not be required to pay or reimburse any costs or expenses incurred by Consultant in performing the Services. Compensation is based on revenue derived from China.

     7.   Confidential Information. Consultant understands that the Company
          ------------------------
possesses Proprietary Information as defined below which is important to its business and that this Agreement creates a relationship of confidence and trust between Consultant and the Company with regard to Proprietary Information.

          a. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or is developed, created or discovered by Consultant while performing Services, or which became or will become known by, or was or is conveyed to the Company which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, trade secrets, computer programs, ideas, techniques, inventions (whether patentable or not), business and product development plans, customers and other information concerning the Company's actual or anticipated business, research or development, personnel information, Inventions (as defined in subsection e below), or which is received in confidence by or for the Company from any other person.

          b. At all times, both during the term of this Agreement and after its termination, Consultant will keep in confidence and trust, and will not use or disclose, any Proprietary Information without the prior written consent of an officer of the Company, except as may be necessary in the ordinary course of performing the Services under this Agreement.

          c. Consultant understands that the Company possesses or will possess "Company Documents" which are important to its business. For purposes of this Agreement, "Company Documents" are documents or other media that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by Consultant or by others. "Company Documents" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, personnel files, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents. All Company Documents are and shall remain the sole property of the Company. Consultant agrees not to remove any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as required to do in connection with performance of the Services under this Agreement. Consultant further agrees that, immediately upon the Company's request and in any event upon completion of the Services, Consultant shall deliver to the Company all Company Documents, apparatus, equipment and other physical property or any reproduction of such properly, excepting only Consultant's copy of this Agreement.

          d. Consultant represents that performance of all the terms of this Agreement will not breach any agreement and to keep in confidence any confidential or proprietary information of a third party acquired by Consultant in confidence or in trust prior to the execution of this Agreement. Consultant has not entered into, and Consultant agrees not to enter into, any agreement either written or oral that conflicts or might conflict with Consultant's performances of the Services under this Agreement.


     8.   Termination of Agreement. This Agreement may be terminated by mutual
          ------------------------
consent of the parties at any time prior to the Termination Dale for any reason, with or without cause.

          a. Any pending sale that closes within six (6) months after the termination of this Agreement may be deemed a sale, if Consultant clearly identifies the potential client with either a signed letter of intent or through written correspondence indicating a potential client's good-faith intention to enter into a business relationship.

          b. Company shall continue to pay commissions due and owing to Consultant for a period of no more than two (2) years after the termination of this Agreement.

     9.   Enforceability of Agreement. Consultant agrees that any dispute in the
          ---------------------------
meaning, effect, or validity of this Agreement shall be resolved in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof. Consultant further agrees that if one or more provisions of this Agreement are held to be unenforceable under applicable New York law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     10.  Assignment. This Agreement shall not be assignable by either
          ----------
Consultant or Company without the express written consent of the other party.

     11.  Arbitration. Consultant and Company agree that any and all disputes
          -----------
between the parties, which arise out of this Agreement shall be resolved through final and binding arbitration in Santa Clara County, California in accordance with the rules and regulations of the American Arbitration Association then in effect. Both parties understand and agree that the arbitration shall be in lieu of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

     12.  Entire Understanding. This Agreement contains the entire
          --------------------
understanding of the parties regarding its subject matter and can only be modified by a subsequent written agreement executed by Consultant and Company.

     13.  Notices. All notices required or given herewith shall be addressed to
          -------
the Company or Consultant at the designated addresses shown below by registered mail, special delivery, or by certified courier service:

     a.  To Company:
         GraphOn Corporation
         150 Harrison Avenue
         Campbell, California, USA 95008

     b.  To Super Tech Holdings Limited:
         11/F. Prosperity Centre, 77-81 Container Port Road,
         Kwai Chung, N.T. Hong Kong.

     14.  Attorneys' Fees. If any action at law or in equity is necessary to
          ---------------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements, in addition to any other relief to which the party may be entitled.

                            Super Tech Holdings Limited


Dated:  Nov 11, 1999          By:     /s/ Bailing Xia
        ------                   -----------------------------

                              Name:   Bailing Xia
                                    --------------------------

                              Title:  President
                                     ------------------------


                                    GraphOn Corporation

Dated:  Nov 11, 1999          By:     /s/ Eric Lefebvre
        ------                   -----------------------------

                              Name:   Eric Lefebvre
                                    -------------------------

                              Title:  VP Business Development
                                     ------------------------

                                   EXHIBIT A
                                   ---------

                       DUTIES AND SERVICES OF CONSULTANT
                       ---------------------------------

1. Consultant shall generate sales opportunities in China and contacts with new clients in China and promote the sale of Company's products.

2. Consultant shall actively participate throughout the negotiation of any potential agreement between Company and new clients up to and including the closing of a sale in China.

3. Consultant shall present names to Company of potential new clients it wishes to pursue for the purpose of generating sales revenue in China.

4. Company shall have the right to approve the names of potential new clients Consultant shall pursue. Company reserves the right to disapprove any potential opportunity with a new client at its sole discretion.

5. At the request of Company, Consultant shall pursue opportunities with one or more named accounts for the purpose of generating sales in China. Consultant shall receive a commission for sales to such named accounts as specified in Exhibit B.

                                   EXHIBIT B
                                   ---------

         COMPENSATION SCHEDULE FOR COMPLETION OF CONSULTANT'S SERVICES
         -------------------------------------------------------------


1.  Upon execution of this Agreement:

  Company agrees to grant Consultant the option to purchase 300,000 (GOJO:
  NASDAQ) shares of Company's common stock at an exercise price of $8.50. Such right to purchase said options shall expire on December 31, 2000. A restriction on volume sale of stock will apply at the rate of 60,000 shares a month until December 31, 2000.